EXHIBIT 10.5

CONTRACT FOR THE SALE AND PURCHASE OF REAL ESTATE

(NO BROKER)

WARNING: THIS CONTRACT HAS SUBSTANTIAL LEGAL CONSEQUENCES

AND THE PARTIES ARE ADVISED TO CONSULT LEGAL AND TAX COUNSEL.

FOR VALUABLE CONSIDERATION OF TEN DOLLARS and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, Medical Connections, Inc. ___________________________ _______________________________ (Seller), whether one or more, and Lou Sitaras____________________ ________________________________________________(Buyer), whether one or more, do hereby covenant, contract and agree as follows:

1.

AGREEMENT TO SALE AND PURCHASE:

Seller agrees to sell, and Buyer agrees to  buy from Seller the property described as follows: (complete adequately to identify property)

Iredell         County, North Carolina.

Address: 226 Grayrock Dr., Statesville, NC 28677

Legal Description (or see attached exhibit): Lot 28 Grayrock Shoals PB 23-129, 129A ________

_____________________________________________________________________________

_____________________________________________________________________________

☐ As described in attached Exhibit.

Together with the following items, if any: (Strike items to be retained by Seller) curtains and rods, draperies and rods, valances, blinds, window shades, screens, shutters, awnings, wall-to-wall carpeting, mirrors fixed in place, ceiling fans, attic fans, mail boxes, television antennas and satellite dish system with controls and equipment, permanently installed heating and air-conditioning units, window air-conditioning units, built-in security and fire detection equipment, plumbing and lighting fixtures including chandeliers, water softener, stove, built-in kitchen equipment, garage door openers with controls, built-in cleaning equipment, all swimming pool equipment and maintenance accessories, shrubbery, landscaping, permanently installed outdoor cooking equipment, built-in fireplace screens, artificial fireplace logs and all other property owned by Seller and attached to the above described real property except the following property which is not included (list items not included):

____________________________________________________________________________________________

____________________________________________________________________________________________

All property sold by this contract is called the "Property."

2.

SALES PRICE:

The parties agree to the following sales price:

	Amount	Amount
Purchase Price	$400,000.00
Earnest Money		$
New Loan		$400,000.00
Assumption of Loan		$
Seller Financing		$
Cash at Closing		$
Total ( both columns should be equal)	$400,000.00	$400,000.00

Both columns should be an equal amount.

If the unpaid principal balance(s) of any assumed loan(s), if any, as of the Closing Date varies from the loan balance(s) stated above, the cash payable at closing will be adjusted by the amount of any variance.

Buyer Initials _____ ______	- 1 -	Seller Initials ______ ______

3.

FINANCING:   The following provisions apply with respect to financing:

☐

CASH SALE:  This contract is not contingent on financing.

☐

OWNER FINANCING:  Seller agrees to finance _____________ dollars of the purchase price pursuant to a promissory note from Buyer to Seller of $_______, bearing ______% interest per annum, payable over a term of ______ years with even monthly payments, secured by a deed of trust or mortgage lien with the first payment to begin on the ___ day of ________ 20____.

☒

NEW LOAN OR ASSUMPTION:  This contract is contingent on Buyer obtaining financing.  Within 10 days after the effective date of this contract Buyer shall apply for all financing or noteholder's approval of any assumption and make every reasonable effort to obtain financing or assumption approval. Financing or assumption approval will be deemed to have been obtained when the lender determines that Buyer has satisfied all of lender's financial requirements (those items relating to Buyer's net worth, income and creditworthiness). If financing or assumption approval is not obtained within 30   days after the effective date hereof, this contract will terminate and the earnest money will be refunded to Buyer. If Buyer intends to obtain a new loan, the loan will be of the following type:

☒ Conventional    ☐ VA   ☐  FHA  ☐  Other:

The following provisions apply if a new loan is to be obtained:

FHA. It is expressly agreed that notwithstanding any other provisions of this contract, the Purchaser (Buyer) shall not be obligated to complete the purchase of the Property described herein or to incur any penalty by forfeiture of earnest money deposits or otherwise unless the Purchaser (Buyer) has been given in accordance with HUD/FHA or VA requirements a written statement by the Federal Housing Commissioner, Veterans Administration, or a Direct Endorsement lender setting forth the appraised value of the Property of not less than $____________ . The Purchaser (Buyer) shall have the privilege and option of proceeding with consummation of the contract without regard to the amount of the appraised valuation. The appraised valuation is arrived at to determine the maximum mortgage the Department of Housing and Urban Development will insure. HUD does not warrant the value nor the condition of the Property. The Purchaser (Buyer) should satisfy himself/herself that the price and condition of the Property are acceptable.

VA. If Buyer is to pay the purchase price by obtaining a new VA-guaranteed loan: It is agreed that, notwithstanding any other provisions of this contract, Buyer shall not incur any penalty by forfeiture of earnest money or otherwise be obligated to complete the purchase of the Property described herein, if the contract purchase price or cost exceeds the reasonable value of the Property established by the Veterans Administration. Buyer shall, however, have the privilege and option of proceeding with the consummation of this contract without regard to the amount of the reasonable value established by the Veterans Administration.

Existing Loan Review. If an existing loan is not to be released at closing, Seller shall provide copies of the loan documents (including note, deed of trust or mortgage, modifications) to Buyer within _______calendar days from acceptance of this contract. This contract is conditional upon Buyer's review and approval of the provisions of such loan documents. Buyer consents to the provisions of such loan documents if no written objection is received by Seller from Buyer within __________________________________calendar days from Buyer's receipt of such documents. If the lender's approval of a transfer of the Property is required, this contract is conditional upon Buyer's obtaining such approval without change in the terms of such loan, except as may be agreed by Buyer. If lender's approval is not obtained on or before __________________________________, this contract shall be terminated on such date. The Seller ☐ shall ☐ shall not, be released from liability under such existing loan. If Seller is to be released and release approval is not obtained, Seller may nevertheless elect to proceed to closing, or terminate this agreement in the sole discretion of Seller.

Buyer Initials _____ ______	- 2 -	Seller Initials ______ ______

Credit Information. If Buyer is to pay all or part of the purchase price by executing a promissory note in favor of Seller or if an existing loan is not to be released at closing, this contract is conditional upon Seller's approval of Buyer's financial ability and creditworthiness, which approval shall be at Seller's sole and absolute discretion. In such case: (l) Buyer shall supply to Seller on or before ______ _______________ , at, Buyer's expense, information and documents concerning Buyer's financial, employment and credit condition; (2) Buyer consents that Seller may verify Buyer's financial ability and creditworthiness; (3) any such information and documents received by Seller shall be held by Seller in confidence, and not released to others except to protect Seller's interest in this transaction; (4) if Seller does not provide written notice of Seller's disapproval to Buyer on or before _________________________________, ______________, then Seller waives this condition.

4.

EARNEST MONEY: Buyer shall deposit $ -0-                     as earnest money with upon execution of this contract by both parties.

5.

PROPERTY CONDITION:

PROPERTY DISCLOSURE STATEMENT:  [check one]

☐Buyer has received a copy of the N.C. Residential Property Disclosure Statement prior to signing this Contract.

☒ Buyer has NOT received a copy of the N.C. Residential Property Disclosure Statement prior to signing this Contract, and shall have the right to terminate or withdraw this contract without penalty prior to WHICHEVER OF THE FOLLOWING EVENTS OCCURS FIRST: (1) The end of the third calendar day following the receipt of the Disclosure Statement; (2) the end of the third calendar day following the date the Contract was made; or (3) Closing or occupancy by the Buyer in the case of a sale or exchange.

☐ Owner is exempt from furnishing a N.C. Residential Property Disclosure Statement because: ________________ ________________________________________________________________________________

SELLER’S DISCLOSURE OF LEAD-BASED PAINT AND LEAD-BASED PAINT HAZARDS is required by Federal law for a residential dwelling constructed prior to 1978.  An addendum providing such disclosure: ☐is attached; ☒is not applicable.

Buyer hereby represents that he has personally inspected and examined the above-mentioned premises and all improvements thereon. Buyer hereby acknowledges that unless otherwise set forth in writing elsewhere in this contract neither Seller nor Seller's representatives, if any, have made any representations concerning the present or past structural condition of the improvements.  Buyer and Seller agree to the following concerning the condition of the property:

☒

Buyer accepts the property in its "as-is" and present condition.

☐

Buyer may have the property inspected by persons of Buyer's choosing and at Buyer's expense.  If the inspection report reveals defects in the property, Buyer shall notify Seller within 5 days of receipt of the report and may cancel this contract and receive a refund of earnest money, or close this agreement notwithstanding the defects, or Buyer and Seller may renegotiate this contract, in the discretion of Seller.  All inspections and notices to Seller shall be complete within  days after execution of this agreement.

☐

Buyer accepts the Property in its present condition; provided Seller, at Seller’s expense, shall complete the following repairs and treatment: ___________________________________________ ________________________________________________________________________________

Buyer agrees that he will not hold Seller or its representatives responsible or liable for any present or future structural problems or damage to the foundation or slab of said property. If the subject residential dwelling was constructed prior to 1978, Buyer may conduct a risk assessment or inspection for the presence of lead-based paint and/or lead-based paint hazards, to be completed within ____ days after execution of this agreement.  In

Buyer Initials _____ ______	- 3 -	Seller Initials ______ ______

the alternative, Buyer may waive the opportunity to conduct an assessment/inspection by indicating said waiver on the attached Lead-Based Paint Disclosure form.

MECHANICAL EQUIPMENT AND BUILT IN APPLIANCES: All such equipment is sold ☒"as-is" without warranty, or ☐shall be in good working order on the date of closing.  Any repairs needed to mechanical equipment or appliances, if any, shall be the responsibility of ☐Seller ☐Buyer.

UTILITIES:  Water is provided to the property by _____________________________________, Sewer is provided by _______________________________________. Gas is provided by __________________________________. Electricity is provided by.

Other: Duke Energy ____________________________________________________________________________ ________________________________________________________________________________________________________________________________________________________________________________________

The present condition of all utilities is accepted by Buyer.

6.

CLOSING: The closing of the sale will be on or before February              , 2009, unless extended pursuant to the terms hereof.

Closing may be extended to within 7 days after objections to matters disclosed in the title abstract, certificate or Commitment or by the survey have been cured.

If financing or assumption approval has been obtained, the Closing Date will be extended up to 15 days if necessary to comply with lender's closing requirements (for example, appraisal, survey, insurance policies, lender-required repairs, closing documents). If either party fails to close this sale by the Closing Date, the non-defaulting party will be entitled to exercise the remedies contained herein. The closing date may also be extended by written agreement of the parties.

7.

TITLE AND CONVEYANCE: Seller is to convey title to Buyer by Warranty Deed or _____________________ (as appropriate) and provide Buyer with a Certificate of Title prepared by an attorney, title or abstract company upon whose Certificate or report title insurance may be obtained from a title insurance company qualified to do and doing business in the state of North Carolina.  Seller will also execute a Bill of Sale, if necessary, for the transfer of any personal property. Seller shall, prior to or at closing, satisfy all outstanding mortgages, deeds of trust and special liens affecting the subject property which are not specifically assumed by Buyer herein.  Title shall be good and marketable, subject only to (a) covenants, conditions and restrictions of record, (b) public, private utility easements and roads and rights-of-way, (c)  applicable zoning ordinances, protective covenants and prior mineral reservations, (d) special and other assessments on the property, if any, (e) general taxes for the year 2009          and subsequent years and (e) other: ____________________________________________________________________________. Seller agrees to use his best efforts to deliver to Buyer as soon as reasonably possible after the Effective date of this Contract, copies of all the information in possession of or available to Seller, including but not limited to: title insurance, policies, attorney’s opinions on title surveys, covenants, deeds, notes and deeds of trust and easements relating to the Property.  Seller authorizes (1) any attorney presently or previously representing Seller to release and disclose any title insurance policy in such attorney’s file to Buyer and both Buyer’s and Seller’s agents and attorneys; and (2) the Property’s title insurer or its agent to release and disclose all materials in the Property’s title insurer’s or title agent’s file to Buyer and both Buyer’s and Seller’s agents and attorneys.

A title report shall be provided to Buyer at least 5 days prior to closing.  If there are title defects, Seller shall notify Buyer within 5 days of closing and Buyer, at Buyer's option, may either (a) if defects cannot be cured by designated closing date, cancel this contract, in which case all earnest money deposited shall be returned, (b) accept title as is, or (c) if the defects are of such character that they can be remedied by legal action within a reasonable time, permit Seller such reasonable time to perform curative work at Seller's expense.  In the event that the curative work is performed by Seller, the time specified herein for closing of this sale shall be extended for a reasonable period necessary for such action.  Seller represents that the property may be legally used as zoned and that no government agency has served any notice to Seller requiring repairs, alterations or corrections of any existing condition except as

Buyer Initials _____ ______	- 4 -	Seller Initials ______ ______

stated herein.

8.

APPRAISAL, SURVEY AND TERMITE INSPECTION:  Any appraisal of the property shall be the responsibility of :

☐Buyer ☐ Seller.  A survey is: ☐ not required ☐ required, the cost of which shall be paid by ☐Seller ☐Buyer. A termite inspection is ☐ not required ☐ required, the cost of which shall be paid by ☐ Seller ☐ Buyer. If a survey is required it shall be obtained within 5 days of closing.

9.

POSSESSION AND TITLE: Seller shall deliver possession of the Property to Buyer at closing. Title shall be conveyed to Buyer, if more than one as ☐ Joint tenants with rights of survivorship, ☐ tenants in common, ☐ Other: _______ Prior to closing the property shall remain in the possession of Seller and Seller shall deliver the property to Buyer in substantially the same condition at closing, as on the date of this contract, reasonable wear and tear excepted.

10.

CLOSING COSTS AND EXPENSES:  The following closing costs shall be paid as provided. (Leave blank if the closing cost does not apply.)

Closing Costs	Buyer	Seller	Both*
Attorney Fees	☐	☐	☒
Title Insurance	☒	☐	☐
Title Abstract or Certificate	☐	☒	☐
Property Insurance	☒	☐	☐
Recording Fees	☐	☐	☒
Appraisal	☒	☐	☐
Survey	☐	☐	☐
Termite Inspection	☐	☐	☐
Origination fees	☒	☐	☐
Discount Points	☒	☐	☐
If contingent on rezoning, cost and expenses of rezoning	☐	☐	☐
Other:
	☐	☐	☐
	☐	☐	☐
	☐	☐	☐
	☐	☐	☐
	☐	☐	☐
All other closing costs	☐	☐	☐

* 50/50 between buyer and seller.

11.

PRORATIONS:  Taxes for the current year, interest, maintenance fees, assessments, dues and rents, if any, will be prorated through the Closing Date. If taxes for the current year vary from the amount prorated at closing, the parties shall adjust the prorations when tax statements for the current year are available. If a loan is assumed and the lender maintains an escrow account, the escrow account must be transferred to Buyer without any deficiency. Buyer shall reimburse Seller for the amount in the transferred account. Buyer shall pay the premium for a new insurance policy. If taxes are not paid at or prior to closing, Buyer will be obligated to pay taxes for the current year.

12.

CASUALTY LOSS: If any part of the Property is damaged or destroyed by fire or other casualty loss after the effective date of the contract, Seller shall restore the Property to its previous condition as soon as reasonably possible. If Seller fails to do so due to factors beyond Seller’s control, Buyer may either (a) terminate this contract and the earnest money will be refunded to Buyer, (b) extend the time for performance and the Closing Date will be extended as necessary, or (c) accept the Property in its damaged condition and accept an assignment of insurance proceeds.

13.

DEFAULT: If Buyer fails to comply with this contract, Buyer will be in default, and Seller may either (a) enforce specific performance, seek such other relief as may be provided by law, or both, or (b) terminate this contract and

Buyer Initials _____ ______	- 5 -	Seller Initials ______ ______

receive the earnest money as liquidated damages, thereby releasing both parties from this contract. If, due to factors beyond Seller’s control, Seller fails within the time allowed to make any non-casualty repairs or deliver evidence of clean title, Buyer may either (a) extend the time for performance up to 15 days and the Closing Date will be extended as necessary or (b) terminate this contract as the sole remedy and receive a refund of the earnest money. If Seller fails to comply with this contract for any other reason, Seller will be in default and Buyer may either (a) enforce specific performance, seek such other relief as may be provided by law, or both, or (b) terminate this contract and receive the earnest money, thereby releasing both parties from this contract.

14.

ATTORNEY'S FEES: The prevailing party in any legal proceeding brought under or with respect to the transaction described in this contract is entitled to recover from the non-prevailing party all costs of such proceeding and reasonable attorney’s fees.

15.

REPRESENTATIONS: Seller represents that as of the Closing Date (a) there will be no liens, assessments, or security interests against the Property which will not be satisfied out of the sales proceeds unless securing payment of any loans assumed by Buyer and (b) assumed loans will not be in default. If any representation in this contract is untrue on the Closing Date, this contract may be terminated by Buyer and the earnest money will be refunded to Buyer. All representations contained in this contract will survive closing.

16.

FEDERAL TAX REQUIREMENT: If Seller is a "foreign person", as defined by applicable law, or if Seller fails to deliver an affidavit that Seller is not a "foreign person", then Buyer shall withhold from the sales proceeds an amount sufficient to comply with applicable tax law and deliver the same to the Internal Revenue Service together with appropriate tax forms. IRS regulations require filing written reports if cash in excess of specified amounts is received in the transaction.

17.

AGREEMENT OF PARTIES: This contract contains the entire agreement of the parties and cannot be changed except by their written agreement.

18.

NOTICES: All notices from one party to the other must be in writing and are effective when mailed to, hand-delivered at, or transmitted by facsimile machine as follows:

To Buyer at:	To Seller at:

Lou Sitaras	Medical Connections, Inc.

Telephone ( )	Telephone ( )

Facsimile ( )	Facsimile ( )

19.

ASSIGNMENT:  This agreement may not be assigned by Buyer without the consent of Seller.  This agreement may be assigned by Seller and shall be binding on the heirs and assigns of the parties hereto.

20.

PRIOR AGREEMENTS: This contract incorporates all prior agreements between the parties, contains the entire and final agreement of the parties, and cannot be changed except by their written consent.  Neither party has relied upon any statement or representation made by the other party or any sales representative bringing the parties together.  Neither party shall be bound by any terms, conditions, oral statements, warranties, or representations not herein contained. Each party acknowledges that he has read and understands this contract. The provisions of this contract shall apply to and bind the heirs, executors, administrators, successors and assigns of the respective parties hereto.  When herein used, the singular includes the plural and the masculine includes the feminine as the context may require.

Buyer Initials _____ ______	- 6 -	Seller Initials ______ ______

21.

NO BROKER OR AGENTS:  The parties represent that neither party has employed the services of a real estate broker or agent in connection with the property, or that if such agents have been employed, that the party employing said agent shall pay any and all expenses outside the closing of this agreement.

22.

EMINENT DOMAIN:  If the property is condemned by eminent domain after the effective date hereof, the Seller and Buyer shall agree to continue the closing, or a portion thereof, or cancel this Contract. If the parties cannot agree, this contract shall ☒ remain valid with Buyer being entitled to any condemnation proceeds at or after closing, or ☐ be cancelled and the earnest money returned to Buyer.

23.

OTHER PROVISIONS

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

___________________________________________________________________________________________

24.

TIME IS OF THE ESSENCE IN THE PERFORMANCE OF THIS AGREEMENT.

25.

GOVERNING LAW:  This contract shall be governed by the laws of the State of North Carolina.

26.

DEADLINE LIST  (Optional) (complete all that apply). Based on other provisions of Contract.

Deadline	Date
Loan Application Deadline, if contingent on loan
Loan Commitment Deadline
Buyer(s) Credit Information to Seller
Disapproval of Buyers Credit Deadline
Survey Deadline
Title Objection Deadline
Survey Deadline
Appraisal Deadline
Property Inspection Deadline

Whether or not listed above, deadlines contained in this Contract may be extended informally by a writing signed by the person granting the extension except for the closing date which must be extended by a writing signed by both Seller and Buyer.

EXECUTED the 23 day of January                    , 2009 (THE EFFECTIVE DATE).

Medical Connections, Inc by Anthony Nicolosi, President
Buyer	Seller

Buyer	Seller

Buyer Initials _____ ______	- 7 -	Seller Initials ______ ______

THIS PAGE IS NOT PART OF THE CONTRACT. IT IS PROVIDED BY USLF TO AID THE SELLER IN COMPLYING WITH FEDERAL LEAD-BASED PAINT DISCLOSURE LAW, FOR HOUSES BUILT PRIOR TO 1978.

* * *

IMPORTANT!!!

NOTES CONCERNING LEAD-PAINT DISCLOSURE REQUIREMENTS

Introduction: If the dwelling was constructed PRIOR TO 1978, federal law REQUIRES a Lead-Based Paint Disclosure Form to be attached to the sale contract, completed and signed by the seller and purchaser. If the dwelling was constructed in 1978 or later, this form is not required. If in doubt about the timing of construction, use the disclosure form. Whenever the form is used, the seller must also give the purchaser the EPA lead-based paint pamphlet discussed below. Sellers must retain a copy of the signed disclosure form for no less than three years from the date the sale closes.

Background: To protect families from exposure to lead from paint, dust, and soil, Congress passed the Residential Lead-Based Paint Hazard Reduction Act of 1992. HUD and EPA require the disclosure of known information on lead-based paint and related hazards before the sale of most housing built before 1978.

Requirements: Before the sale contract becomes enforceable, sellers must fully comply with lead-paint disclosure law. Compliance is accomplished by:

(1) Fully completing and delivering to the buyers, as an attachment to the contract, the LEAD-BASED PAINT DISCLOSURE form (the buyers also initial and sign this form), and

(2) Giving the buyers the EPA pamphlet entitled "Protect Your Family From Lead In Your Home." (See the download link for the pamphlet, below.)

Purchase the Disclosure Form: If you need to purchase a Lead-Based Paint Disclosure Form, you can easily do so using USLF. http://www.uslegalforms.com/lead-paint-disclosure-forms.htm Click this link (or copy it into the address window of you internet browser) and select your state. Two forms will be accessed. You want the “LEAD1” form, for sales transactions (not the “LEAD2” form for rentals). Click the “Information and Preview” link for more info on the form, and then order the form.

The Free EPA Pamphlet: The seller must give the buyer the EPA-approved information pamphlet on identifying and controlling lead-based paint hazards entitled "Protect Your Family From Lead In Your Home." You may obtain and print this pamphlet free by clicking the following download link (or copying the link into the address window of your internet browser):

http://www.epa.gov/lead/pubs/leadpdfe.pdf

The form is in .pdf format and you will need the free Adobe Acrobat Reader to view the form.  In the unlikely circumstance that the Adobe Acrobat Reader is not installed on your computer, you can download it free from http://www.adobe.com/products/acrobat/readstep2.html. The download is quick and easy.

* * *

Amendment to Purchase Agreement

This Amendment is executed along with and deemed to be a part of the Contract for Sale and Purchase (“Agreement”) by and between Medical Connections, Inc. (the “Seller”) and  Louis Sitaras, a married man (the “Buyer”) relating to the sale of real property known as 226 Greyrock Drive, Statesville, NC 28677 together with all personal property, furniture, fixtures and equipment  (hereinafter collectively the “Property”). In the event of any inconsistency between the Agreement and this Amendment, the terms of this Amendment shall control.

(1)

Deposit.  Buyer shall pay the Seller the sum of One Hundred and Twenty Five Thousand Dollars ($125,000) toward the purchase on or about February 11, 2009.

(2)

Closing.  The Seller shall convey title to the Property to the Buyer on or before March 1, 2009 free and clear of all liens, with all closing expenses to be paid by the Seller and an Owner’s Title Insurance policy insuring the Buyer’s interest.  At Closing, Buyer will execute a promissory note in the amount equal to the balance of the purchase price, estimated to be $275,000 and payable on or before April 20, 2009.  There shall be no interest due on this short term note. The payment shall be due to Medical Connections Holdings, Inc. at 2300 Glades Road, Suite 202 E, Boca Raton, FL 33431.

(3)

Seller’s Option.  Notwithstanding the above, if the Seller fails to convey the Property as agreed on March 1, 2009 the Seller shall deliver 400,000 shares of stock in Medical Connections Holdings, Inc. to Buyer.

(4)

No Closing  In addition, if the Seller fails to convey the Property  on March 1, 2009 as agreed, the deposit of $125,000 shall be immediately returned to Buyer.

(5)

Notices. All notices to Buyer shall also be sent to Buyer’s attorney as follows: Irene Fonzi, Esq. Fonzi & Associates, P.L.

   1402 Highway A1A, Suite A     Satellite Beach, FL 32937

   Telephone 321-777-1191 Fax 321-777-2227

Medical Connections Holdings, Inc.	Louis Sitaras

Seller: ____________________	Buyer:_______________________
Anthony Nicolosi
Title:________________
Telephone: ____________	Telephone: ___________________

Dated: ____________________	Dated: _______________________